EXHIBIT 23.1



       Consent of KPMG LLP, Independent Registered Public Accounting Firm


The Board of Directors
Buffalo Wild Wings, Inc.:

     We consent to the incorporation by reference in the registration statements (Nos. 333-110767 and 333-134513) on Form S-8 of Buffalo Wild Wings, Inc., of our report dated March 5, 2008, with respect to the consolidated balance sheets of Buffalo Wild Wings, Inc. and subsidiaries as of December 30, 2007 and December 31, 2006, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 30, 2007, and the related financial statement schedule, and our report dated March 5, 2008 with respect to the effectiveness of internal control over financial reporting as of December 30, 2007, which reports appear in the December 30, 2007 annual report on Form 10-K of Buffalo Wild Wings, Inc.

     As discussed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," on December 26, 2005.





                                                      /s/ KPMG LLP

Minneapolis, Minnesota
March 5, 2008